PRINCIPAL INVESTORS FUND

                    Plan pursuant to Rule 18f-3(D) under the

                         Investment Company act of 1940

                          Effective September 13, 2000

Principal Investors Fund, Inc., (the "Fund") an open-end investment company operated as a "Series" fund and managed by Principal Management Corporation (the "Manager") may from time to time issue one or more of the following classes of shares: Advisors Preferred Class, Advisors Select Class, Preferred Class, Select Class, Class I and Class D shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Fund's registration statement as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan. Except as noted below, expenses are allocated among the classes of shares of the Fund based upon the net assets of the Fund attributable to shares of each class. This plan is subject to change, to the extent permitted by law and by the Articles of Incorporation and By-laws of the Fund, by action of the Directors of the Fund.

ADVISORS PREFERRED CLASS

DISTRIBUTION AND SERVICE FEES

Advisors Preferred Class shares pay distribution and service fees pursuant to a plan (the "Advisors Preferred Class Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Advisors Preferred Class Plan, Advisors Preferred Class shares may pay up to 0.31% of the relevant series of the Fund's average net assets attributable to the Advisors Preferred Class. Amounts payable under the Advisors Preferred Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

SHAREHOLDER SERVICE FEES

The Advisors Preferred Class shares pay a shareholder service fee equal to 0.09% of the relevant series of the Fund's average net assets attributable to the Advisors Preferred Class.

CONVERSION FEATURES

The Advisors Preferred Class shares convert to Advisors Select Class shares if the assets in the Advisors Preferred Class shares are less than a specified dollar amount on a specified date described in the Fund's registration statement as from time to time in effect. The Advisors Preferred Class shares may also convert to Preferred Class shares if the shareholder disavows the registered representative of record on the account and no other registered representative is assigned to the shareholder's account.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, the Advisors Preferred Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Advisors Preferred Class shares of any other series of the Fund without charge, provided that Advisors Preferred Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

The Advisors Preferred Class shares are offered at their net asset value ("NAV"), without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")

Purchases of Advisors Preferred Class shares are not subject to a CDSC.

ADVISORS SELECT CLASS SHARES

DISTRIBUTION AND SERVICE FEES

The Advisors Select Class shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Advisors Select Class Plan"). Pursuant to the Advisors Select Class plan, Advisors Select Class shares may pay up to a 0.37% of the relevant series of the Fund's average net assets attributable to Advisors Select Class shares. Amounts payable under the Advisors Select Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

SHAREHOLDER SERVICE FEES

The Advisors Select Class shares pay a shareholder service fee equal to 0.13% of the relevant series of the Fund's average net assets attributable to the Advisors Select Class.

CONVERSION FEATURES

The Advisors Select Class shares convert to Advisors Preferred Class shares if the assets in the Advisors Select Class shares exceed a specified dollar amount on a specified date described in the Fund's registration statement as from time to time in effect. The Advisors Select Class shares may also convert to Select Class shares if the shareholder disavows the registered representative of record on the account and no other registered representative is assigned to the shareholder's account.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Advisors Select Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Advisors Select Class shares of any other series of the Fund without charge, provided that Advisors Select Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Advisors Select Class shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Advisors Select Class shares are not subject to a CDSC.

PREFERRED CLASS SHARES

DISTRIBUTION AND SERVICE FEES

Preferred Class shares do not pay a distribution fee.

SHAREHOLDER SERVICE FEES

The Preferred Class shares pay a shareholder service fee equal to 0.09% of the relevant series of the Fund's average net assets attributable to the Preferred Class.

CONVERSION FEATURES

The Preferred Class shares convert to Select Class shares if the assets in the Preferred Class shares are less than a specified dollar amount on a specified date described in the Fund's registration statement as from time to time in effect. The Preferred Class shares may also convert to Advisors Preferred Class shares if the shareholder requests the appointment of a registered representative for the shareholder's account.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Preferred Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Preferred Class shares of any other series of the Fund without charge, provided that Preferred Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Preferred Class shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Preferred Class shares are not subject to a CDSC.

SELECT CLASS SHARES

DISTRIBTUION AND SERVICE FEES

Select Class shares do not pay a distribution fee.

SHAREHOLDER SERVICE FEES

The Select Class shares pay a shareholder service fee equal to 0.13% of the relevant series of the Fund's average net assets attributable to the Select Class.

CONVERSION FEATURES

The Select Class shares convert to Preferred Class shares if the assets in the Select Class shares exceed a specified dollar amount on a specified date described in the Fund's registration statement as from time to time in effect. The Select Class shares may also convert to Advisors Select Class shares if the shareholder requests the appointment of a registered representative for the shareholder's account.

EXCHANGE FEATURES

Select Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Select Class shares of any other series of the Fund without charge, provided that Select Class shares of such other series of the Fund are available to resident of the relevant state and provided further that such shares of each the series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Select Class shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Select Class shares are not subject to any CDSC.

CLASS I SHARES

DISTRIBUTION AND SERVICE FEES

Class I shares do not pay a distribution fee.

CONVERSION FEATURES

Class I shares do not convert to any other class of shares.

EXCHANGE FEATURES

Class I shares of any series of the Fund may be exchanged, at the shareholder's option, for Class I shares of any other series of the Fund without charge, provided that Class I shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Class I shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class I shares are not subject to any CDSC.

CLASS D SHARES

DISTRIBUTION AND SERVICE FEES

Class D shares do not pay a distribution fee.

CONVERSION FEATURES

Class D shares do not convert to any other class of shares.

EXCHANGE FEATURES

Class D shares of any series of the Fund may be exchanged, at the shareholder's option, for Class D shares of any other series of the Fund without charge, provided that Class D shares of such other series of the Fund are available to residents of the relevant state.

INITIAL SALES CHARGE

Class D shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class D shares are not subject to any CDSC.